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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Incentive Stock Plan, as amended and restated, of Thomas Industries Inc. of our report dated February 9, 2004, with respect to the consolidated financial statements and schedules of Thomas Industries Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Louisville, Kentucky
July 23, 2004

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Consent of Independent Auditors